Exhibit 99.1

Kelly Reports
Fourth-Quarter and Full-Year 2025 Earnings

TROY, Mich. (February 12, 2026) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced fourth-quarter and full-year 2025 earnings.

•Full-year revenue of $4.3 billion, down 1.9% as reported and flat excluding previously disclosed acquisitions and the discrete impacts
•Full-year free cash flow of $114 million, a sixfold increase versus the prior year. Completed $10 million of Class A share repurchases during Q4, with a total of $158 million of capital deployed towards debt repayment, share repurchases and dividends for the year
•Q4 adjusted SG&A decline of 11.1% reflects momentum on structural and demand-driven expense optimization initiatives, including acquisition integration and technology modernization efforts
•Q4 operating loss of $0.7 million; $8.3 million of operating earnings on an adjusted basis
•Q4 adjusted EBITDA of $21.0 million; adjusted EBITDA margin of 2.0%, full-year adjusted EBITDA margin of 2.6%
•Company expects to return to organic revenue growth and adjusted EBITDA margin expansion in the second half of 2026

Chris Layden, chief executive officer, said, “In the fourth quarter, we capitalized on positive trends in each of our segments and delivered results that reflect our progress on stabilizing Kelly’s performance. We also completed the first significant milestone in our technology modernization initiative, completing the consolidation of our SET acquisitions onto a unified, best-in-class platform that will soon be deployed across SET and the entire enterprise. We begin 2026 with clear organic growth and efficiency drivers which we expect will position Kelly to deliver year-over-year growth and margin expansion in the second half of the year.”

Financial Results for the 13-week period ended December 28, 2025:

Revenue of $1.1 billion, a 11.9% decrease compared to the corresponding quarter of 2024, primarily driven by lower demand in our ETM and SET segments, partially offset by growth of 1.3% in the Education segment. Discrete impacts associated with reduced demand for U.S. federal government contractors and from three large commercial customers totaled approximately 8%, resulting in an underlying revenue decline of approximately 3.9%.

Operating loss of $0.7 million compared to a loss of $56.7 million reported in the fourth quarter of 2024. Adjusted earnings1 were $8.3 million in the fourth quarter of 2025 and $29.2 million in the fourth quarter of 2024. Adjusted EBITDA1 of $21.0 million, down 51.7% versus the prior year period. Adjusted EBITDA1 margin of 2.0%, a decrease of 170 bps driven primarily by near-term gross margin pressure in SET and ETM due primarily to employee-related costs and business mix.

Income tax expense of $126.2 million, compared to income tax benefit of $23.8 million reported in the fourth quarter of 2024. Current quarter expense reflects a $127.9 million valuation allowance increase related to work opportunity credit and foreign tax credit carryforwards due to cumulative losses in recent years including goodwill impairments. On an adjusted basis1, income tax expense of $0.8 million, compared to income tax benefit of $2.1 million in the fourth quarter of 2024.

Loss per share was $3.69 compared to a loss per share of $0.90 in the fourth quarter of 2024. On an adjusted basis1, earnings per share were $0.16 compared to $0.79 per share in the corresponding quarter of 2024.

Financial results for the 52-week period ended December 28, 2025:

Revenue of $4.3 billion, down 1.9% compared to the prior year. Excluding the impact of the May 2024 acquisition of MRP, revenue was down 6.2% on an organic basis driven primarily by a 6% decline due to discrete impacts associated with reduced demand for U.S. federal government contractors and from three large commercial customers. The Education segment grew 3.9% for the full year.

Operating loss of $69.8 million compared to a loss of $15.1 million reported in 2024; both years reflect non-cash impairment charges of $102.0 million and $86.3 million, respectively. Adjusted earnings1 were $59.3 million in 2025 and $92.1 million in 2024. Adjusted EBITDA1 of $109.4 million, down 23.8% versus the prior year. Adjusted EBITDA1 margin of 2.6%, a decrease of 70 bps driven primarily by near-term gross margin pressure in SET and ETM along with revenue trends and timing of related expense management actions.

Income tax expense of $175.3 million, compared to income tax benefit of $21.3 million in 2024. The 2025 expense reflects a $197.6 million valuation allowance established against our work opportunity credit and foreign tax credit carryforwards due to cumulative losses in recent years including goodwill impairments. On an adjusted basis1, income tax expense was $4.2 million, compared to income tax expense of $5.5 million in the corresponding period of 2024.

Loss per share was $7.24 compared to a loss per share of $0.02 in 2024. On an adjusted basis1, earnings per share were $1.26 in 2025 compared to $2.26 per share in 2024.
_________________________________________
1 Adjusted measures represent non-GAAP financial measures. Refer to our reconciliation of non-GAAP financial measures to the most closely related GAAP measure included in this document.

Financial Outlook For Fiscal 2026:

The Company's 2026 financial outlook assumes no material change in the macroeconomic or industry dynamics relative to current trends, and is as follows:

•First Quarter of 2026 – Expect Q1 to look similar to Q4, with revenue declining between 11% to 13% year-over-year, or between 3% to 5% on an underlying basis excluding discrete customer impacts, and adjusted EBITDA margin of approximately 1.5%, which includes the impact of annual payroll tax resets.

•Remainder of Year – Assuming no new material impacts, expect relative improvement in year-over-year performance each successive quarter for both revenue and adjusted EBITDA margin resulting in modest year-over-year revenue growth and measurable adjusted EBITDA margin expansion in the second half of the year.

Quarterly Cash Dividend and Share Repurchase:

Kelly also reported that on February 10, its board of directors declared a dividend of $0.075 per share. The dividend is payable on March 11, 2026, to stockholders of record as of the close of business on February 25, 2026. In addition, Kelly executed share repurchases of $10.0 million during the fourth quarter of 2025 as part of the previously announced, board approved share repurchase program.

In conjunction with its earnings release, Kelly has published a financial presentation and will host a live webcast of a conference call with financial analysts at 9 a.m. ET on February 12 to review the results from the quarter and answer questions. The presentation and a link to the live webcast will be accessible through the Company’s public website on the Investor Relations page under Events & Presentations. The webcast will be recorded, and a replay will be available within one hour of completion of the event through the same link as the live webcast.

Forward-Looking Statements

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii)

the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect approximately 375,000 people with work every year. Our suite of outsourcing and consulting services and solutions ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2025 was $4.3 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED DECEMBER 28, 2025 AND DECEMBER 29, 2024
(UNAUDITED)
(in millions, except per share data)

	2025	2024	Change	% Change(1)
Revenue from services	$1,049.2	$1,191.1	$(141.9)	(11.9)%
Cost of services	852.2	949.6	(97.4)	(10.3)
Gross profit	197.0	241.5	(44.5)	(18.4)
Selling, general and administrative expenses	198.5	217.4	(18.9)	(8.7)
Goodwill impairment charge	—	72.8	(72.8)	NM
Asset impairment charge	—	8.0	(8.0)	NM
Gain on sale of assets	(1.0)	—	(1.0)	NM
Loss on sale of EMEA staffing operations	0.2	—	0.2	NM
Earnings (loss) from operations	(0.7)	(56.7)	56.0	98.8
Other income (expense), net	(1.9)	1.1	(3.0)	(272.7)
Earnings (loss) before taxes	(2.6)	(55.6)	53.0	95.3
Income tax expense (benefit)	126.2	(23.8)	150.0	NM
Net earnings (loss)	$(128.8)	$(31.8)	$(97.0)	(305.0)%

Basic earnings (loss) per share	$(3.69)	$(0.90)	$(2.79)	(310.0)%
Diluted earnings (loss) per share	$(3.69)	$(0.90)	$(2.79)	(310.0)%

STATISTICS:
Permanent placement income (included in revenue from services)	$11.8	$13.4	$(1.6)	(11.9)%
Gross profit rate	18.8%	20.3%	(1.5) pts.
Adjusted EBITDA	$21.0	$43.5	$(22.5)	(51.7)%
Adjusted EBITDA margin	2.0%	3.7%	(1.7) pts.
Effective income tax rate	(4,847.6)%	42.7%	(4,890.3) pts.

Average shares outstanding:
Basic	34.9	35.5
Diluted	34.9	35.5
(1) Reported percentage changes are computed based on millions. Prior year percent changes were computed based on actual amounts in thousands.

KELLY SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 52 WEEKS ENDED DECEMBER 28, 2025 AND DECEMBER 29, 2024
(UNAUDITED)
(in millions, except per share data)

	2025	2024	Change	% Change(1)
Revenue from services	$4,250.9	$4,331.8	$(80.9)	(1.9)%
Cost of services	3,397.9	3,449.2	(51.3)	(1.5)
Gross profit	853.0	882.6	(29.6)	(3.4)
Selling, general and administrative expenses	825.9	818.4	7.5	0.9
Goodwill impairment charge	102.0	72.8	29.2	40.1
Asset impairment charge	—	13.5	(13.5)	NM
Gain on sale of assets	(1.0)	(5.4)	4.4	81.5
Gain on sale of EMEA staffing operations	(4.1)	(1.6)	(2.5)	(156.3)
Earnings (loss) from operations	(69.8)	(15.1)	(54.7)	(362.3)
Other income (expense), net	(9.0)	(6.8)	(2.2)	(32.4)
Earnings (loss) before taxes	(78.8)	(21.9)	(56.9)	(259.8)
Income tax expense (benefit)	175.3	(21.3)	196.6	NM
Net earnings (loss)	$(254.1)	$(0.6)	$(253.5)	NM

Basic earnings (loss) per share	$(7.24)	$(0.02)	$(7.22)	NM
Diluted earnings (loss) per share	$(7.24)	$(0.02)	$(7.22)	NM

STATISTICS:
Permanent placement income (included in revenue from services)	$49.8	$45.6	$4.2	9.2%
Gross profit rate	20.1%	20.4%	(0.3) pts.
Adjusted EBITDA	$109.4	$143.5	$(34.1)	(23.8)%
Adjusted EBITDA margin	2.6%	3.3%	(0.7) pts.
Effective income tax rate	(222.4)%	97.1%	(319.5) pts.

Average shares outstanding:
Basic	35.1	35.5
Diluted	35.1	35.5
(1) Reported percentage changes are computed based on millions. Prior year percent changes were computed based on actual amounts in thousands.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in millions)

	Dec. 28, 2025	Dec. 29, 2024
Current Assets
Cash and equivalents	$33.0	$39.0
Trade accounts receivable, less allowances of $10.0 and $8.4, respectively	1,188.7	1,255.5
Prepaid expenses and other current assets	46.6	71.0
Total current assets	1,268.3	1,365.5

Noncurrent Assets
Property and equipment, net	20.5	25.8
Operating lease right-of-use assets	42.9	47.0
Deferred taxes	163.2	330.1
Retirement plan assets	289.7	258.1
Goodwill, net	202.1	304.2
Intangibles, net	226.2	256.3
Other assets	37.7	45.3
Total noncurrent assets	982.3	1,266.8
Total Assets	$2,250.6	$2,632.3

Current Liabilities
Accounts payable and accrued liabilities	$631.4	$613.8
Operating lease liabilities	12.3	12.3
Accrued payroll and related taxes	140.9	163.9
Accrued workers' compensation and other claims	20.9	19.0
Income and other taxes	16.3	17.5
Total current liabilities	821.8	826.5

Noncurrent Liabilities
Long-term debt	101.9	239.4
Operating lease liabilities	44.9	50.9
Accrued workers' compensation and other claims	34.2	33.8
Accrued retirement benefits	263.7	239.9
Other long-term liabilities	7.6	7.2
Total noncurrent liabilities	452.3	571.2

Stockholders' Equity
Common stock	38.5	38.5
Treasury stock	(63.7)	(61.4)
Paid-in capital	36.3	34.2
Earnings invested in the business	965.1	1,230.2
Accumulated other comprehensive income (loss)	0.3	(6.9)
Total stockholders' equity	976.5	1,234.6
Total Liabilities and Stockholders' Equity	$2,250.6	$2,632.3

STATISTICS:
Working Capital	$446.5	$539.0
Current Ratio	1.5	1.7
Debt-to-capital %	9.4%	16.2%
Global Days Sales Outstanding	61	59
Year-to-Date Free Cash Flow	$114.1	$15.8

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 52 WEEKS ENDED DECEMBER 28, 2025 AND DECEMBER 29, 2024
(UNAUDITED)
(in millions)

	2025	2024
Cash flows from operating activities:
Net earnings (loss)	$(254.1)	$(0.6)
Adjustments to reconcile net earnings to net cash from operating activities:
Goodwill impairment charge	102.0	72.8
Asset impairment charge	—	13.5
Deferred income taxes	168.5	(27.8)
Depreciation and amortization	42.4	40.2
Operating lease asset amortization	10.9	10.7
Stock-based compensation	12.3	11.8
Provision for credit losses and sales allowances	3.3	(0.1)
Gain on sale of EMEA staffing operations	(4.1)	(1.6)
Gain on sale of assets	(1.0)	(5.4)
Other, net	0.3	(9.4)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	94.6	(20.9)
Other assets	4.9	3.0
Accounts payable	(10.5)	(31.1)
Other liabilities	(46.9)	(28.2)
Net cash from (used in) operating activities	122.6	26.9

Cash flows from investing activities:
Capital expenditures	(8.5)	(11.1)
Proceeds from sale of EMEA staffing operations, net of cash disposed	21.8	77.1
Proceeds from sale of PersolKelly investment	6.4	—
Proceeds from sale of assets	1.0	4.3
Acquisition of companies, net of cash received	—	(431.9)
Other investing activities	1.6	—
Net cash (used in) from investing activities	22.3	(361.6)

Cash flows from financing activities:
Proceeds from long-term debt	1,598.0	1,340.2
Payments on long-term debt	(1,735.5)	(1,100.8)
Dividend payments	(11.0)	(10.9)
Payments of tax withholding for stock awards	(2.3)	(2.5)
Purchase of treasury stock	(10.0)	(10.0)
Other financing activities	(0.3)	(1.2)
Net cash from (used in) financing activities	(161.1)	214.8
Effect of exchange rates on cash, cash equivalents and restricted cash	8.3	(2.1)
Net change in cash, cash equivalents and restricted cash	(7.9)	(122.0)
Cash, cash equivalents and restricted cash at beginning of year	45.6	167.6
Cash, cash equivalents and restricted cash at end of year	$37.7	$45.6

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(in millions)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.

	Fourth Quarter
	2025	2024	% Change
Enterprise Talent Management
Revenue from services	$463.4	$569.2	(18.6)%
Gross profit	84.1	115.3	(27.1)
Adjusted SG&A expenses	87.5	98.1	(10.8)
Integration, realignment and restructuring charges	3.8	(0.2)	NM
Total SG&A expenses	91.3	97.9	(6.7)
Business unit profit (loss)	(7.2)	17.4	NM
Adjusted business unit profit (loss)	(3.4)	17.2	NM
Gross profit rate	18.1%	20.3%	(2.2) pts.

Science, Engineering & Technology
Revenue from services	$295.8	$333.4	(11.3)%
Gross profit	71.3	85.1	(16.2)
Adjusted SG&A expenses	57.4	66.3	(13.4)
Integration, realignment and restructuring charges	0.1	0.2	(50.0)
Total SG&A expenses	57.5	66.5	(13.5)
Goodwill impairment charge	—	72.8	NM
Business unit profit (loss)	13.8	(54.2)	NM
Adjusted business unit profit (loss)	13.9	18.8	(26.1)
Gross profit rate	24.2%	25.5%	(1.3) pts.

Education
Revenue from services	$293.1	$289.2	1.3%
Gross profit	41.6	41.1	1.2
Adjusted SG&A expenses	24.0	24.7	(2.8)
Integration, realignment and restructuring charges	0.1	—	NM
Total SG&A expenses	24.1	24.7	(2.4)
Business unit profit (loss)	17.5	16.4	6.7
Adjusted business unit profit (loss)	17.6	16.4	7.3
Gross profit rate	14.2%	14.2%	— pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(in millions)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.

	December Year-to-Date
	2025	2024	% Change
Enterprise Talent Management
Revenue from services	$2,005.5	$2,196.1	(8.7)%
Gross profit	392.8	444.9	(11.7)
Adjusted SG&A expenses	365.4	385.2	(5.1)
Integration, realignment and restructuring charges	7.6	0.7	NM
Total SG&A expenses	373.0	385.9	(3.3)
Business unit profit (loss)	19.8	59.0	(66.4)
Adjusted business unit profit (loss)	27.4	59.7	(54.1)
Gross profit rate	19.6%	20.3%	(0.7) pts.

Science, Engineering & Technology
Revenue from services	$1,240.4	$1,165.7	6.4%
Gross profit	313.2	297.9	5.1
Adjusted SG&A expenses	244.9	226.2	8.3
Integration, realignment and restructuring charges	2.2	0.5	340.0
Total SG&A expenses	247.1	226.7	9.0
Goodwill impairment charge	102.0	72.8	40.1
Business unit profit (loss)	(35.9)	(1.6)	NM
Adjusted business unit profit (loss)	68.3	71.7	(4.7)
Gross profit rate	25.3%	25.6%	(0.3) pts.

Education
Revenue from services	$1,010.7	$972.3	3.9%
Gross profit	147.0	139.8	5.2
Adjusted SG&A expenses	100.7	95.9	5.0
Integration, realignment and restructuring charges	0.3	—	NM
Total SG&A expenses	101.0	95.9	5.3
Business unit profit (loss)	46.0	43.9	4.8
Adjusted business unit profit (loss)	46.3	43.9	5.5
Gross profit rate	14.5%	14.4%	0.1 pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY SERVICE TYPE
(UNAUDITED)
(in millions)

	Fourth Quarter 2025
	Staffing Services	Outcome- based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$237.7	$103.6	$120.5	$1.6	$463.4
Science, Engineering & Technology	181.3	106.1	—	8.4	295.8
Education	291.3	—	—	1.8	293.1
Total Segment Revenue	$710.3	$209.7	$120.5	$11.8	$1,052.3
Intersegment					(3.1)
Total Revenue from Services					$1,049.2

	Fourth Quarter 2024
	Staffing Services	Outcome- based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$298.4	$139.5	$129.1	$2.2	$569.2
Science, Engineering & Technology	209.2	114.9	—	9.3	333.4
Education	287.3	—	—	1.9	289.2
Total Segment Revenue	$794.9	$254.4	$129.1	$13.4	$1,191.8
Intersegment					(0.7)
Total Revenue from Services					$1,191.1

	December Year-to-Date 2025
	Staffing Services	Outcome- based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$1,038.1	$466.1	$492.4	$8.9	$2,005.5
Science, Engineering & Technology	778.7	427.1	—	34.6	1,240.4
Education	1,004.4	—	—	6.3	1,010.7
Total Segment Revenue	$2,821.2	$893.2	$492.4	$49.8	$4,256.6
Intersegment					(5.7)
Total Revenue from Services					$4,250.9

	December Year-to-Date 2024
	Staffing Services	Outcome- based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$1,175.5	$530.0	$480.8	$9.8	$2,196.1
Science, Engineering & Technology	725.0	411.2	—	29.5	1,165.7
Education	966.0	—	—	6.3	972.3
Total Segment Revenue	$2,866.5	$941.2	$480.8	$45.6	$4,334.1
Intersegment					(2.3)
Total Revenue from Services					$4,331.8

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(in millions)

	Fourth Quarter		December Year-to-Date
Adjusted SG&A expenses:	2025	2024	2025	2024
As reported	$198.5	$217.4	$825.9	$818.4
Integration, realignment and restructuring charges(4)	(8.4)	(3.6)	(28.7)	(16.1)
Executive transition costs(5)	(1.4)	(2.3)	(2.7)	(2.3)
Transaction (costs) adjustments(6)	—	0.8	(0.8)	(9.5)
Adjusted SG&A expenses	$188.7	$212.3	$793.7	$790.5

	Fourth Quarter		December Year-to-Date
Adjusted loss from operations:	2025	2024	2025	2024
As reported	$(0.7)	$(56.7)	$(69.8)	$(15.1)
Goodwill impairment charge(2)	—	72.8	102.0	72.8
Integration, realignment and restructuring charges(4)	8.4	3.6	28.7	16.1
Executive transition costs(5)	1.4	2.3	2.7	2.3
Transaction costs (adjustments)(6)	—	(0.8)	0.8	9.5
Asset impairment charge(7)	—	8.0	—	13.5
(Gain) loss on sale of EMEA staffing operations(9)	0.2	—	(4.1)	(1.6)
Gain on sale of assets(10)	(1.0)	—	(1.0)	(5.4)
Adjusted earnings from operations:	$8.3	$29.2	$59.3	$92.1

	Fourth Quarter		December Year-to-Date
Adjusted income tax expense (benefit):	2025	2024	2025	2024
Income tax expense (benefit)	$126.2	$(23.8)	$175.3	$(21.3)
Taxes on goodwill impairment charge(2)	—	18.4	18.4	18.4
Taxes on valuation allowance on deferred tax assets(3)	(127.9)	—	(197.6)	—
Taxes on integration, realignment and restructuring charges(4)	2.1	0.9	7.3	4.1
Taxes on executive transition costs(5)	0.3	0.6	0.6	0.6
Taxes on transaction costs(6)	0.1	0.6	0.3	3.7
Taxes on asset impairment charge(7)	—	2.0	—	3.4
Taxes on gain on equity securities(8)	—	(0.8)	—	(0.8)
Taxes on (gain) loss on sale of EMEA staffing operations(9)	—	—	(0.1)	(1.2)
Taxes on gain on sale of assets(10)	—	—	—	(1.4)
Adjusted income tax expense (benefit)	$0.8	$(2.1)	$4.2	$5.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(in millions, except per share data)

	Fourth Quarter		December Year-to-Date
Adjusted net earnings and earnings per share:	2025	2024	2025	2024
Net loss	$(128.8)	$(31.8)	$(254.1)	$(0.6)
Goodwill impairment charge, net of taxes(2)	—	54.4	83.6	54.4
Valuation allowance on deferred tax assets, net of taxes(3)	127.9	—	197.6	—
Integration, realignment and restructuring charges, net of taxes(4)	6.3	2.7	21.4	12.0
Executive transition costs, net of taxes(5)	1.1	1.7	2.1	1.7
Transaction costs (adjustments)(6)	0.2	(0.9)	0.9	14.2
Asset impairment charge(7)	—	6.0	—	10.1
Gain on equity securities, net of taxes(8)	—	(3.0)	—	(3.0)
(Gain) loss on sale of EMEA staffing operations, net of taxes(9)	0.2	—	(4.0)	(0.4)
Gain on sale of assets(10)	(1.0)	—	(1.0)	(4.0)
Gain on forward contract, net of taxes(11)	—	—	—	(1.2)
Adjusted net earnings	$5.9	$29.1	$46.5	$83.2

Diluted loss per share	$(3.69)	$(0.90)	$(7.24)	$(0.02)
Adjusted diluted earnings per share	$0.16	$0.79	$1.26	$2.26

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year. Adjusted diluted earnings per share reflects the impact of potentially dilutive securities. Prior-year amounts have been recast to conform to the current-year presentation.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(in millions)

	Fourth Quarter		December Year-to-Date
Adjusted EBITDA:	2025	2024	2025	2024
Net earnings (loss)	$(128.8)	$(31.8)	$(254.1)	$(0.6)
Other (income) expense, net	1.6	2.2	8.6	3.3
Income tax expense (benefit)	126.2	(23.8)	175.3	(21.3)
Depreciation and amortization(1)	13.1	14.3	51.0	51.5
Goodwill impairment charge(2)	—	72.8	102.0	72.8
Integration, realignment and restructuring charges(4)	8.0	3.6	27.8	16.1
Executive transition costs(5)	1.4	2.3	2.7	2.3
Transaction costs (adjustments)(6)	0.3	(0.3)	1.2	17.9
Asset impairment charge(7)	—	8.0	—	13.5
Gain on equity securities(8)	—	(3.8)	—	(3.8)
(Gain) loss on sale of EMEA staffing operations(9)	0.2	—	(4.1)	(1.6)
Gain on sale of assets(10)	(1.0)	—	(1.0)	(5.4)
Gain on forward contract(11)	—	—	—	(1.2)
Adjusted EBITDA	$21.0	$43.5	$109.4	$143.5
Adjusted EBITDA margin	2.0%	3.7%	2.6%	3.3%

	Fourth Quarter 2025			Fourth Quarter 2024
Business Unit Adjusted EBITDA:	ETM	SET	Education	ETM	SET	Education
Business unit profit (loss)	$(7.2)	$13.8	$17.5	$17.4	$(54.2)	$16.4
Goodwill impairment charge(2)	—	—	—	—	72.8	—
Integration, realignment and restructuring charges(4)	3.8	0.1	0.1	(0.2)	0.2	—
Adjusted EBITDA	$(3.4)	$13.9	$17.6	$17.2	$18.8	$16.4
Adjusted EBITDA margin	(0.7)%	4.7%	6.0%	3.0%	5.6%	5.7%

	December Year-to-Date 2025			December Year-to-Date 2024
	ETM	SET	Education	ETM	SET	Education
Business unit profit (loss)	$19.8	$(35.9)	$46.0	$59.0	$(1.6)	$43.9
Goodwill impairment charge(2)	—	102.0	—	—	72.8	—
Integration, realignment and restructuring charges(4)	7.6	2.2	0.3	0.7	0.5	—
Adjusted EBITDA	$27.4	$68.3	$46.3	$59.7	$71.7	$43.9
Adjusted EBITDA margin	1.4%	5.5%	4.6%	2.7%	6.2%	4.5%

	December Year-to-Date
Free Cash Flows:	2025	2024
Net cash from operating activities	$122.6	$26.9
Capital expenditures	(8.5)	(11.1)
Free Cash Flow	$114.1	$15.8

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (Adjusted EBITDA divided by revenue from services) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

Management believes that the non-GAAP (U.S. Generally Accepted Accounting Principles) information excluding items such as goodwill impairment charges, valuation allowances, integration and realignment costs, transaction costs, executive transition costs, gains and losses on the sale of our EMEA staffing operations and other assets, gain on forward contracts, gain on equity securities, restructuring charges and asset impairment charges are useful to understand the Company's fiscal 2025 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Represents total company depreciation and amortization of intangibles, including the amortization of hosted software.

(2) Goodwill impairment charge in 2025 was driven by reduced demand, integration of MRP and Softworld acquisitions, and realignment of reporting units in the SET segment. Goodwill impairment charge in 2024 was driven by changes in market conditions and the result of the Company's annual impairment test related to Softworld.

(3) Valuation allowance on deferred tax assets in 2025 was established against a portion of our work opportunity credit carryforwards due to cumulative losses in recent years.

(4) Integration, realignment and restructuring charges in the fourth quarter and year-to-date 2025 and 2024 reflect various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments, and further aligning processes and technology across the Company. Included in total integration and realignment costs is $0.4 million and $0.9 million of accelerated amortization within depreciation and amortization for the fourth quarter and year-to-date 2025 periods, respectively. The costs incurred associated with these initiatives are summarized in the table below:

	Fourth Quarter		December Year-to-Date
	2025	2024	2025	2024
Severance	$3.6	$(0.3)	$10.1	$3.0
IT-related Charges	2.4	—	11.5	—
Fees and Other	2.4	3.9	7.1	13.1
Total integration and realignment costs	$8.4	$3.6	$28.7	$16.1

In addition to the initiatives mentioned above, Integration, realignment and restructuring charges in 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 to further streamline the Company's operating model to enhance organizational efficiency and effectiveness. Included in fees and other for year-to-date 2024 was $10.0 million of integration and realignment costs and $3.1 million of transformation costs.

(5) Executive transition costs in 2025 and 2024 represent non-recurring expenses associated with our CEO transition in the third quarter of 2025 and CFO transition in the fourth quarter of 2024.

(6) Transaction costs in 2025 are primarily related to costs incurred directly related to the sale of the EMEA staffing operations and other projects, which includes employee termination costs and transition costs. Transaction costs in 2024 includes employee termination costs and transition costs related to the sale of the EMEA staffing operations, costs and adjustments related to the acquisition of MRP and an adjustment to the indemnification related to our former Brazil operations. Costs related to the sale of the EMEA staffing operations were $3.1 million in the fourth quarter of 2024 and $12.0 million for the year ended 2024. Transaction adjustments related to the acquisitions of MRP and CTC were a gain of $2.7 million in the fourth quarter of 2024 reflecting a $3.4 million write-off of the MRP earnout liability, net of transaction costs of $0.7 million. Transaction costs related to the acquisitions were $6.6 million for the year ended 2024, net of the $3.4 million earnout liability write-off. In the fourth quarter of 2024, there was a $0.7 million reduction in the indemnification liability related to the sale of our Brazil operations in 2020.

(7) Asset impairment charge in 2024 for certain right-of-use assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts.

(8) Gain on equity securities in 2024 includes a $0.6 million realized gain from the partial sale of our securities and a $3.2 million unrealized gain from the mark-to-market adjustment on our remaining shares.

(9) (Gain) loss on sale of EMEA staffing operations represents the gains and losses in each period as a result of the sale in January 2024, including adjustments to the indemnification related to the sale.

(10) Gain on sale of assets represents the sale of a property in the fourth quarter of 2025 and the sale of Ayers Group in the second quarter of 2024.

(11) Gain on forward contract in 2024 represents the settlement of the foreign currency forward contract in January 2024 relating to the sale of our EMEA staffing operations.